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    As filed with the Securities and Exchange Commission on August 31, 2001.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FIBERSTARS, INC.
(Exact name of registrant as specified in its charter)

California	94-3021850
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
44259 Nobel Drive Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

1994 DIRECTORS' STOCK OPTION PLAN
(Full title of the plan)

DAVID N. RUCKERT
President and Chief Executive Officer
Fiberstars, Inc.
44259 Nobel Drive
Fremont, California 94538
(510) 490-0719
(Name, address and telephone number, including area code, of agent for service)

Copy to:

KENT E. SOULÉ
Pillsbury Winthrop LLP
2550 Hanover Street
Palo Alto, California 94304
(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate ffering price	Amount of registration fee

Common Stock, $.0001 par value	100,000 shares	$4.1237(2)	$412,370.00	$103.10

(1)
Calculated pursuant to General Instruction E to Form S-8.
(2)
Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. The computation is based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq Stock Market on August 28, 2001.

    This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Information Required Pursuant
To General Instruction E to Form S-8

    This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement on Form S-8 relating to the same employee benefit plan is effective.

    Registrant's registration statements on Form S-8, filed with the Commission on October 27, 1994 (File No. 33-85664), August 19, 1998 (File No. 333-61855) and December 18, 2000 (File No. 333-52042) are hereby incorporated by reference.

Part II

Item 3. Incorporation of Documents by Reference

    The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this registration statement:

(1)
Registrant's Annual Report on Form 10-K (File No. 0-24230) for the fiscal year ended December 31, 2000;

(2)
Registrant's Quarterly Reports on Form 10-Q (File No. 0-24230) for the quarters ended March 31, 2001 and June 30, 2001;

(3)
Registrant's Current Report on Form 8-K dated February 9, 2001; and

(4)
The description of the common stock contained in Registrant's registration statement on Form 8-A filed May 19, 1994 (File No. 0-24230).

    In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
99.1	1994 Directors' Stock Option Plan, amended as of May 23, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 30, 2001.

FIBERSTARS, INC.
By:	/s/ DAVID N. RUCKERT David N. Ruckert President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Ruckert and Robert A. Connors, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ DAVID N. RUCKERT David N. Ruckert	President and Chief Executive Officer (Principal Executive Officer) and Director	August 30, 2001
/s/ ROBERT A. CONNORS Robert A. Connors	Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2001
/s/ THEODORE L. ELIOT, JR. Theodore L. Eliot, Jr.	Director	August 30, 2001
/s/ MICHAEL FEUER Michael Feuer	Director	August 30, 2001
/s/ B. J. GARET B. J. Garet	Director	August 30, 2001
/s/ WAYNE R. HELLMAN Wayne R. Hellman	Director	August 30, 2001
/s/ D. JONATHAN MERRIMAN D. Jonathan Merriman	Director	August 30, 2001
/s/ ALAN J. RUUD Alan J. Ruud	Director	August 30, 2001
/s/ JOHN B. STUPPIN John B. Stuppin	Director	August 30, 2001
Philip Wolfson	Director	August , 2001

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
99.1	1994 Directors' Stock Option Plan, amended as of May 23, 2001.

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Information Required Pursuant To General Instruction E to Form S-8
Part II
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS